UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Reality Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(IRS Employer Identification No.)

402 West Broadway, Suite 2800 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Reality Shares DIVCON Dividend Defender ETF	BATS Exchange, Inc.	37-6607102
Reality Shares DIVCON Dividend Guard ETF	BATS Exchange, Inc.	38-7148961

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-192288

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 7 to Reality Shares ETF Trust’s (the “Registrant”) Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001193125-15-400330 on December 10, 2015, which is incorporated herein by reference.

Item 2.	Exhibits

A.	Amended and Restated Agreement and Declaration of Trust of the Registrant is incorporated herein by reference to
Exhibit (a)(3) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001193125-13-438546 on November 12, 2013 (the “Initial Registration Statement”).

B.	Registrant’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) to the Initial Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Reality Shares ETF Trust

Date: January 11, 2015	By:	/s/ Tom Trivella
	Name:	Tom Trivella
	Title:	Treasurer